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                                                                    EXHIBIT 23.1

                         INDEPENDENT AUDITORS' CONSENT


     We consent to the incorporation by reference in this Amendment No. 2 to Registration Statement No. 333-77046 of Fisher Scientific International Inc. on Form S-3 of our reports dated February 2, 2001 (February 14, 2001 as to Note
22), appearing in the Annual Report on Form 10-K of Fisher Scientific International Inc. for the year ended December 31, 2000, and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.


Deloitte & Touche LLP
New York, New York

February 8, 2002